Independent Auditors' Consent



To the Shareholders and Board of Trustees of First Eagle Funds:

We consent to the use of our report dated December 20, 1999, with respect to the First Eagle Fund of America and the First Eagle International Fund incorporated herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Transfer and Dividend Disbursing Agent and Independent Auditors" in the Statement of Additional Information.



                                                                   /s/ KPMG LLP


New York, New York
February 22, 2000